Exhibit 10.7

EMPLOYEE FORM (PERFORMANCE VESTING)

FRONTVIEW REIT, inc.

2024 omnibus Equity and Incentive Plan

PERFORMANCE-BASED LTIP UNIT - Notice of Grant

FrontView REIT, Inc. (the “Company”), a Maryland corporation and internally managed real estate investment trust, and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), together, hereby grant to the Grantee set forth below (the “Grantee”) an award of LTIP Units (the “LTIP Units”) equal to the Maximum Number of LTIP Units set forth below, pursuant to the terms and conditions of this Notice of Grant (this “Notice”), the Performance-Based LTIP Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), the FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan (the “Plan”), and the Amended and Restated Agreement of Limited Partnership of FrontView Operating Partnership LP, dated as of October 3, 2024 (as it may be amended from time to time, the “OP Agreement”). Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Award Agreement or, if not defined therein, in the Plan, and if not defined therein, the OP Agreement, unless the context requires otherwise. Each LTIP Unit may be converted into one OP Unit at the time and in the manner set forth in the Award Agreement, the Plan and the OP Agreement.

Date of Grant: [●]

Name of Grantee: [●]

Target Number of
LTIP Units: [●]

Maximum Number of

LTIP Units: [●]

Vesting: The LTIP Units shall vest pursuant to the terms and conditions set forth in Section 3 of the Award Agreement.

Performance Period: [●]

Capital Contribution Amount (per Unit): $0.00

LTIP Unit Sharing Percentage (per Unit): 10% with respect to the Maximum Number of LTIP Units set forth in this Notice.

Distribution Participation Date: The Measurement Date.

The LTIP Units shall be subject to the execution and return of this Notice by the Grantee to the Company (including, without limitation, in PDF), and the Grantee’s payment to the Operating

Partnership of the Capital Contribution (as defined in the OP Agreement) per LTIP Unit in the amount, if any, set forth above on this Notice, in each case, within 30 days of the date hereof.

This Notice may be executed by electronic signature, web-based approval and notice process or any other process as may be authorized by the Company and in one or more counterparts, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Grant as of the Date of Grant set forth above.

FRONTVIEW REIT, INC.

By: _______________

Name:

Title:

FrontView Operating Partnership LP

By: _______________

Name:

Title:

GRANTEE

________________

Name: [●]

[Signature Page to Notice of Performance-Based LTIP Unit Grant for
FrontView REIT, Inc. 2024 Omnibus Equity And Incentive Plan]

Exhibit A

FRONTVIEW REIT, INC.

2024 OMNIBUS EQUITY AND INCENTIVE PLAN

PERFORMANCE-BASED LTIP UNIT Award Agreement

THIS LTIP UNIT AWARD AGREEMENT (this “Award Agreement”) is entered into by and between FrontView REIT, Inc. (the “Company”), FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and the individual set forth on the signature page to that certain Notice of Grant (the “Notice”) to which this Award Agreement is attached. The terms and conditions of the LTIP Units granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, shall be as set forth in the Notice, this Award Agreement, and the Amended and Restated Agreement of Limited Partnership of FrontView Operating Partnership LP, dated as of October 3, 2024 (as it may be amended from time to time, the “OP Agreement”). Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan, or if not defined therein, the OP Agreement, unless the context requires otherwise.

1.
No Right to Continued Employee Status or Consultant Service.

Nothing contained in this Award Agreement shall confer upon the Grantee the right to the continuation of his or her Employee status, or, in the case of a Consultant or Director, to the continuation of his or her service arrangement, or in either case to interfere with the right of the Company or any of its Subsidiaries or other Affiliates to Terminate the Grantee.

2.
Term of LTIP Units; Acceptance of Award Agreement.

This Award Agreement shall remain in effect until the LTIP Units have fully vested and been converted or been forfeited by the Grantee as provided in this Award Agreement, the Plan, and the OP Agreement.

Upon the close of business on the 30th day following the Grant Date set forth on the Notice, if the terms and conditions of the LTIP Units set forth in this Award Agreement and in the Plan are accepted by the Grantee, and if the Grantee has paid to the Operating Partnership the Capital Contribution, if any, set forth in the Notice, then the Grantee, unless he or she is already an LTIP Unitholder (as defined in the OP Agreement), shall automatically and without further action on the Grantee’s part, be deemed to be admitted as an LTIP Unitholder of the Operating Partnership, as of the Grant Date, with beneficial ownership of the LTIP Units. Upon being admitted as an LTIP Unitholder, the Grantee will have all the rights of an LTIP Unitholder, as set forth in the OP Agreement, subject, however, to the restrictions and conditions specified in this Award Agreement, the Plan, and the OP Agreement. The Grantee will be bound by the terms of the OP Agreement, including the power of attorney set forth in Section 15.11 of the OP Agreement. To confirm receipt and acceptance of this Award Agreement, the Grantee must accept and execute the Notice, which execution will be deemed to constitute execution of the OP Agreement.

3.
Vesting of LTIP Units.

(a) Subject to Section 5, (i) the number of earned LTIP Units (up to the Maximum Number of LTIP Units as set forth on the Notice) (the “Earned LTIP Units”) shall be determined on such day following the expiration of the Performance Period that the Committee determines the level of performance achieved (the “Measurement Date”) based on the extent the performance goals set forth on Schedule 1 (the “Performance Goals”) are achieved and (ii) the Earned LTIP Units shall vest in two equal tranches, with 50% vesting on the Measurement Date and 50% vesting on the one-year anniversary of the last day of the Performance Period, in each case, subject to the Grantee’s not having Terminated prior to the applicable vesting date. Except as set forth in Section 5, the portion of the LTIP Units that has not vested as of such date shall terminate upon such Termination and be deemed to have been forfeited by the Grantee without consideration.

(b) Notwithstanding anything to the contrary in Section 3(a), if a Change in Control is consummated prior to the Grantee’s Termination, a number of LTIP Units shall become vested immediately prior to the consummation of the Change in Control as to the greater of (i) such portion of the LTIP Units that would have vested based on actual achievement of the Performance Goals through the date on which such Change in Control is consummated, as determined by the Committee in its good faith discretion, or (ii) the Target Number of LTIP Units as set forth on the Notice. Any portion of the LTIP Units that does not vest pursuant to this Section 3(b) shall be deemed to have been forfeited by the Grantee without consideration effective as of the date on which the Change in Control is consummated.

4.
Conversion.

Following each vesting event pursuant to Section 3 and Section 5, as applicable, the Grantee will hold Vested LTIP Units (as defined in the OP Agreement) that may be converted into OP Units (as defined in the OP Agreement), and OP Units may be redeemed for Shares, in each case, pursuant to the terms of the OP Agreement. The Grantee shall have no further rights under the terms of this Award Agreement with respect to any LTIP Units that are converted into OP Units pursuant to this Section 4 and the OP Agreement, or that are terminated and forfeited pursuant to Section 3 or Section 5 hereof.

5.
Termination of Service.

The following provisions shall apply upon the Grantee’s Termination:

(a) If the Grantee incurs a Termination for any reason, whether voluntarily or involuntarily, then the portion of the LTIP Units that has not previously vested (after taking into account any vesting in connection with such Termination pursuant to this Section 5) shall terminate and be forfeited as of the date of the Grantee’s Termination.

(b) If the Grantee incurs a Termination due to the Grantee’s Disability, a Termination without Cause, or a Termination for Good Reason (as defined in the Grantee’s employment agreement with the Company), a number of the Grantee’s LTIP Units shall be deemed vested as follows: (i) if such Termination occurs prior to the expiration of the Performance Period, a pro rata portion of the number LTIP Units (calculated in respect of the number of days the Grantee was employed during the Performance Period prior to the date of Termination) determined to be earned based on actual achievement of the Performance Goals through the expiration of the Performance Period, as determined by the Committee on the Measurement Date; and (ii) if such Termination occurs on or following the expiration of the Performance Period, any then-unvested Earned LTIP Units. In either case, such number of LTIP Units will be deemed vested as of the Measurement Date or, if later, the date of such Termination.

(c) If the Grantee incurs a Termination due to the Grantee’s death, a number of LTIP Units equal to the Target Number of LTIP Units as set forth on the Notice shall be deemed vested as of the date of such Termination.

(d) If the Grantee incurs a Termination by the Company for Cause, then all outstanding vested and unvested LTIP Units shall be forfeited and terminate immediately without consideration upon the effective date of such Termination for Cause.

6.
No Sale or Transfer; Legends.

Unless otherwise required by law, the LTIP Units shall not be (a) sold, transferred or otherwise disposed of, (b) pledged or otherwise hypothecated or (c) subject to attachment, execution or levy of any kind, other than as may be permitted under the terms of the OP Agreement; provided, that any transferred LTIP Units will be subject to all of the same terms and conditions as provided in the Plan, this Award Agreement, and the OP Agreement as applied immediately prior to the transfer and the provisions of Section 3 or Section 5 hereof relating to Termination will continue to be applied with respect to the original Grantee of the LTIP Units. Notwithstanding any transfer made by the Grantee pursuant to this Section 6, the Grantee (or the Grantee’s estate or beneficiary appointed in accordance with the Plan) will remain liable for any all income and other taxes that may be imposed by any federal, state or local tax authority in respect of the LTIP Units.

The records of the Operating Partnership evidencing the LTIP Units shall bear an appropriate legend, as determined by the Operating Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth in this Award Agreement, in the Plan, and the OP Agreement.

7.
No Rights as Stockholder; Rights as LTIP Unitholder; Allocations; Distributions.

The Grantee shall have no rights as a stockholder of the Company with respect to the LTIP Units.

The Grantee shall, as an LTIP Unitholder, have the rights to receive certain special allocations, and to vote in Operating Partnership matters in accordance with the terms of the OP Agreement.

The Grantee shall be entitled to distributions on the LTIP Units (whether or not such LTIP Units are Vested LTIP Units) in accordance with the terms and conditions of the OP Agreement. For purposes of the OP Agreement, the Distribution Participation Date (as defined in the OP Agreement) applicable to the LTIP Units is the applicable date set forth as such in the Notice.

8.
Tax Matters.

(a)
Tax Obligations. The Grantee is responsible for all tax obligations that arise as a result of receiving, holding and converting the LTIP Units, and redemption of any associated OP Units, as applicable. The Company and the Operating Partnership will have the right to withhold or cause to be withheld from any amount payable to the Grantee that is considered compensation to the Grantee an amount sufficient to cover any federal, state or local withholding taxes which may become required in respect of the LTIP Units or take any other action it deems necessary to satisfy any income or other tax withholding requirements in respect of the LTIP Units. The Company shall have the right to require the payment of any such taxes and require that the Grantee, or the Grantee’s beneficiary, furnish information deemed necessary by the Company to meet any tax reporting obligation.

(b)
Code 83(b) Election. The Grantee agrees to make an election to include in gross income in the year of grant the LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file the election within thirty (30) days after the Grant Date with the IRS Service Center at which the Grantee files his or her personal income tax returns, and to provide an executed copy to the Company and the Operating Partnership. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s or the Operating Partnership’s responsibility, to file a timely election under Section 83(b) of the Code. The Grantee acknowledges and agrees that the Grantee shall rely solely on the Grantee’s own advisors with respect to the accuracy and timeliness of such election under Section 83(b) of the Code.

(c)
Profits Interest. The Company, the Operating Partnership, and the Grantee acknowledge and agree that the LTIP Units are being issued to the Grantee for the performance of services to or for the benefit of the Operating Partnership in the Grantee’s capacity as an LTIP Unitholder or in anticipation of becoming an LTIP Unitholder. The Company, the Operating Partnership, and the Grantee intend that (i) the LTIP Units be treated as “profits interests” within the meaning of the Code and the regulations promulgated thereunder, and any published guidance by the Internal Revenue Service related thereto, including without limitation, Internal Revenue Service Revenue Procedure 93-97, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (ii) the issuance of the LTIP Units not be a taxable event to the Operating Partnership or Grantee as provided in such Revenue Procedures; and (iii) the OP Agreement, the Plan, and this Award Agreement be interpreted consistently with such intent. The Grantee is urged to consult with the Grantee’s own tax advisor regarding the tax consequences of the receipt and holding of LTIP Units, the vesting of LTIP Units, the conversion of LTIP Units into OP Units, the redemption or other disposition of OP Units, and the acquisition, holding and disposition of Shares.

9.
Securities Laws.

The Grantee makes the covenants, representations, and warranties set forth on Exhibit C attached hereto as of the date of acceptance of this Award Agreement and on each applicable vesting date, as set forth above, to the Company and the Operating Partnership. All of such covenants, warranties, and representations shall survive the execution of this Award Agreement by the Grantee. The Grantee will immediately notify the Operating Partnership upon discovering that any of the representations or warranties set forth on Exhibit C were false when made or have, as a result of changes in circumstances, become false. Further, upon the acquisition of any OP Units or Shares, the Grantee will make such written covenants, representations, and warranties as the Committee may reasonably request in order to comply with securities laws or with this Award Agreement. The Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any LTIP Units, OP Units or Shares issued to the Grantee in any way which would: (i) require the Company or the Operating Partnership to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend or supplement any such filing or (ii) violate or cause the Company or the Operating Partnership to violate the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, or any other federal, state or local law, or the laws of any other country. The Company and the Operating Partnership reserve the right to place restrictions on any LTIP Units, OP Units or Shares the Grantee may receive pursuant to this Award Agreement or the OP Agreement.

10.
Modification, Amendment, and Termination of LTIP Units.

This Award Agreement may not be modified, amended, terminated and no provision hereof may be waived in whole or in part except by a written agreement signed by an authorized representative of the Company, an authorized representative of the Operating Partnership and the Grantee and no modification shall, without the consent of the Grantee, alter to the Grantee’s material detriment or materially impair any rights of the Grantee under this Award Agreement, except to the extent permitted under the Plan and the OP Agreement.

11.
Notices.

Unless otherwise provided herein, any notices or other communication given or made pursuant to the Notice, this Award Agreement, the Plan or the OP Agreement shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date the delivering party receives confirmation, if delivered by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)
If to the Company or the Operating Partnership at the address below:

FrontView REIT, Inc.

FrontView Operating Partnership LP

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

Attn: General Counsel

Phone: (469) 906-7300

(b)
If to the Grantee, at the most recent address or email contained in the Company’s records.

12.
Award Agreement Subject to Plan, OP Agreement, and Applicable Law.

This Award Agreement is made pursuant to the Plan and the OP Agreement, and shall be interpreted to comply therewith. The Grantee acknowledges and agrees that copies of the Plan and the OP Agreement have been made available to the Grantee and the Grantee has had a reasonable opportunity to review the Plan and the OP Agreement. Any provision of this Award Agreement inconsistent with the Plan or the OP Agreement shall be considered void and replaced with the applicable provision of the Plan or the OP Agreement, as applicable. The Plan or OP Agreement, as applicable, shall control in the event there shall be any conflict between the Plan, the Notice, this Award Agreement, and the OP Agreement, and the Plan or the OP Agreement, as applicable, shall control as to any matters not contained in this Award Agreement. The Committee shall have authority to make constructions of this Award Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Award Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan.

This Award Agreement shall be governed by the laws of the State of Texas, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein. The Grantee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Texas having subject matter jurisdiction in the matter.

13.
Section 409A.

The LTIP Units are intended to be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be exempt from Section 409A of the Code or, if not exempt, in compliance therewith. Nothing contained herein shall constitute any representation or warranty by the Company or the Operating Partnership regarding compliance with Section 409A of the Code. Neither the Company nor the Operating Partnership shall have any obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and the Company, its Subsidiaries and Affiliates (including but not limited to the Operating Partnership), and each of their respective employees and representatives, shall have no liability to the Grantee with respect thereto.

14.
Headings and Capitalized Terms.

Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan, and if not defined therein, the OP Agreement, unless the context requires otherwise. Headings are for convenience only and are not deemed to be part of this Award Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Award Agreement.

15.
Severability and Reformation.

If any provision of this Award Agreement shall be determined by a court of law of competent jurisdiction to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Award Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

16.
Binding Effect.

This Award Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

17.
Entire Agreement.

This Award Agreement, together with the Plan, the OP Agreement, and any applicable employment agreement between the Company or one of the Subsidiaries and the Grantee, supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. If there is any conflict between the Notice, this Award Agreement, any applicable employment agreement between the Company or one of the Subsidiaries and the Grantee, the Plan or the OP Agreement, then the relevant terms of the Plan or OP Agreement, as applicable, shall govern.

18.
Waiver.

Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

Exhibit B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.
Description of property with respect to which the election is being made:

The election is being made with respect to ______ performance-based LTIP Units (the “LTIP Units”) in FrontView Operating Partnership LP (the “Operating Partnership”).

3.
The date on which the property was transferred is , 20___.
4.
The taxable year to which this election relates is calendar year 20___.
5.
Nature of restrictions to which the property is subject:

(a) With limited exceptions, until the LTIP Units vest, the LTIP Units may not be transferred in any manner without the consent of the Operating Partnership.

(b) The LTIP Units are subject to the provisions of an Award Agreement between the undersigned, the Operating Partnership, and FrontView REIT, Inc. (the “REIT”) The LTIP Units are subject to vesting and forfeiture terms and conditions under the terms of the Award Agreement.

6.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.00 per LTIP Unit.
7.
The amount paid by the undersigned for the LTIP Units was $0.00 per LTIP Unit.
8.
The total amount to include in gross income for the taxable year is $0.00.
9.
A copy of this statement has been furnished to the Operating Partnership and the REIT.

Dated: ____________

(Sign Name)

____________

(Print Name)

Exhibit C

GRANTEE’S COVENANTS, REPRESENTATIONS, AND WARRANTIES

The Grantee hereby represents, warrants, and covenants as follows:

(a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)
The Company’s latest Annual Report to Stockholders;
(ii)
The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)
The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)
The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)
Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vii)
The OP Agreement; and
(viii)
The Plan.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Operating Partnership prior to the determination by the Operating Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b) The Grantee hereby represents and warrants that:

(i)
The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into OP Units, and the potential redemption of such OP Units for Shares, has such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that the Grantee (A) is capable of evaluating the merits and risks of an investment in the Operating Partnership and potential investment in the Company and of making an informed investment decision, (B) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (C) is capable of bearing the economic risk of such investment.
(ii)
The Grantee understands that (A) the Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local, or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Operating Partnership, or any of their respective employees, officers, directors, stockholders, agents, consultants, advisors, or any affiliates of any of them in their capacity as such; (C) the Grantee provides or will provide services to the Operating Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Operating Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Operating Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Operating Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Operating Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Operating Partnership or the Company. The Grantee did not receive any tax, legal, or financial advice from the Operating Partnership or the Company and, to the extent it deemed necessary, has consulted with the Grantee’s own advisors in connection with its evaluation of the Background Documents, this Award Agreement, and the Grantee’s receipt of LTIP Units.
(iii)
The LTIP Units to be issued, the OP Units issuable upon conversion of the LTIP Units, and any Shares issuable in connection with the redemption of any such OP Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the OP Agreement, the Plan, and this Award Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, OP Units, or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)
The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the OP Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or OP Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Operating Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units or OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and OP Units, (E) neither the Operating Partnership nor the Company has made any representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available, and that if an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied, (F) neither the Operating Partnership nor the Company has made any agreements, covenants, or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act, and (G) neither the Operating Partnership nor the Company has any obligation or intention to register such LTIP Units or the OP Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the OP Units for Shares, the Company intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (i) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance, and (ii) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that, because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units which are set forth in the OP Agreement or this Award Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)
The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi)
No representations or warranties have been made to the Grantee by the Operating Partnership or the Company, or any employee, officer, director, stockholder, agent, consultant, advisors, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Operating Partnership or the LTIP Units except the information specified in paragraph (a) above.

(c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Operating Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Operating Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Operating Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The address used by the Company for payroll purposes is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state, or jurisdiction other than the country and state in which such residence is located.

(e) The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Company and the Operating Partnership shall be notified promptly of any changes in the foregoing representations.

Schedule 1

(a) Subject to the provisions of this Award Agreement, the number of LTIP Units subject to this Award that will be vested and earned, if the service conditions are met, will be determined, based on the TSR Percentile Rank and applying a modifier if the absolute TSR of the Company is negative over the Performance Period, in accordance with payout schedule set forth below.

(b) The number of LTIP Units that will vest and be earned by the Grantee will equal the Target Number of LTIP Units set forth in the Notice, multiplied by Payout Percentage, which will be determined by the Committee based on the application of clauses (i) and (ii) below, with such number of LTIP Units rounded to the nearest whole number:

(i) For the Performance Period set forth in the Notice, the “Payout Percentage” will be based on the Committee’s determination of the TSR Percentile Rank, with achievement between the stated percentages (after reaching the 25% payout level) being interpolated on a straight-line basis:

TSR Percentile Rank	Payout Percentage
Lower than 10th percentile	0%
10th percentile	25%
25th percentile	50%
50th percentile	100%
80th percentile and higher	225%

(ii) In the event that the Company has achieved a TSR Percentile Rank of at least the 50th percentile, but the absolute TSR of the Company is negative for the Performance Period, the “Payout Percentage,” as determined in accordance with clause (i) above, will be reduced by 25%; provided, that in no event will the application of such reduction result in a “Payout Percentage” of less than 100%.

(c) Promptly following the completion of the Performance Period (and no later than 60 days following the end of the Performance Period), the Committee will review and certify (i) the TSR Percentile Rank for the Performance Period, (ii) the absolute TSR of the Company for the Performance Period, and (iii) the number of LTIP Units, if any, that will become vested and earned by the Grantee based on the Payout Percentage, subject to the terms of this Award Agreement.

(d) The vesting of the number of LTIP Units considered earned in accordance with this Schedule and Section 3 or Section 5 of the Award Agreement shall occur on the Measurement Date (i.e., date the Committee makes its determinations of performance achievement), subject the other terms and conditions of this Award Agreement.

(e) All determinations by the Committee shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

(f) For purposes of this Schedule, the following definitions will apply:

a.
“Beginning Average Price” means the average closing price per share of the applicable company over the five consecutive trading days ending with and including January 15, 2026.
b.
“Ending Average Price” means (A) in the absence of a Change in Control, the average closing price per share of the applicable company over the 20 consecutive trading days ending with and including the last day of the Performance Period and (B) in the event of a Change in Control, the average closing price per share of the applicable company over the 20 consecutive trading days immediately prior the effective date of the Change in Control.
c.
“Peer Group” means (A) in respect of 50% of the Target Number of LTIP Units set forth in the Notice, the members of the MSCI US REIT Index (other than the Company) on a non-weighted basis; and (B) in respect to 50% of the Target Number of LTIP Units set forth in the Notice, the peer companies set forth on Schedule 2. The companies consisting of the applicable Peer Group will be subject to the discretion of the Committee to make adjustments to recognize special or non-recurring situations or circumstances with respect to the Company or any other company in the Peer Group for any year in the Performance Period, including, but not limited to, merger and acquisition activity, a spin-off/divestiture, or bankruptcy.
d.
“TSR” means total shareholder return as determined by dividing (A) the sum of (1) the Ending Average Price, minus the Beginning Average Price, plus (2) all dividends and other distributions paid on the applicable company’s shares during the Performance Period, assuming all dividends to have been reinvested in shares on the ex-dividend date by (B) the Beginning Period Average Price. The Committee shall have the authority to make appropriate equitable adjustments to account for extraordinary, unusual and infrequently occurring events and transactions affecting the TSR.
e.
“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs of the members of the applicable Peer Group for the Performance Period determined by ranking the Company and the members of the applicable Peer Group from highest to lowest according to their respective TSRs, then calculating the TSR Percentile Rank of the Company relative to the members of the Peer Group as follows:

P = 1 – ((R-1)/(N))

Where:

“P” represents the TSR Percentile Rank rounded to the nearest whole percentile.

“R” represents the Company’s ranking among the members of the applicable Peer Group.

“N” represents the number of companies in the applicable Peer Group.

In determining the Company’s TSR Percentile Rank for the Performance Period, in the event that the Company’s TSR for the period is equal to the TSR(s) of one or more other members of the applicable Peer Group, the Company’s TSR Percentile Rank will be determined by ranking the Company’s TSR for the Performance Period as being greater than such other companies.

Schedule 2

Peer Group

Agree Realty Corporation	Global Net Lease, Inc.
Alpine Income Property Trust, Inc.	NETSTREIT Corp.
Broadstone Net Lease, Inc.	NNN REIT, Inc.
Curbline Properties Corp.	Postal Realty Trust, Inc.
EPR Properties	Realty Income Corporation
Essential Properties Realty Trust, Inc.	Safehold Inc.
Four Corners Property Trust, Inc.	Service Properties Trust
Gaming and Leisure Properties, Inc.	W. P. Carey Inc.
Getty Realty Corp.